Exhibit (8)(j)(3)

AMENDMENT TO PARTICIPATION AGREEMENT DATED

JANUARY 13, 2020 (VANGUARD)

THE VANGUARD GROUP, INC.

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”), made as of this 13th day of January, 2020, is by and among VANGUARD VARIABLE INSURANCE FUNDS (the “Fund”), THE VANGUARD GROUP, INC. (the “Sponsor”), VANGUARD MARKETING CORPORATION (the “Distributor”) and TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (f/k/a Peoples Benefit Life Insurance Company, the “Company”), on its own behalf and on behalf of each separate account named in Schedule A to the Agreement (as defined herein) (each a “Party,” and together, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Fund, the Sponsor, the Distributor, and the Company entered into that certain Participation Agreement dated as of May 1, 2002, as amended to date (the “Agreement”); and

WHEREAS, the Parties deem it necessary and desirable to amend the Agreement to reflect the current understanding of the Parties with respect to the role of Benefit Trust Company to provide the Company with certain services with respect to certain Accounts.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. The foregoing WHEREAS clauses are hereby incorporated herein in full.

2. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

3. A new Section 4.10 is hereby added to the Agreement as follows:

“4.10 Certain Transactions and Restrictions.

(a)

The Company agrees that it will provide, not later than five Business Days after receipt of a written request by the Sponsor on behalf of the Fund, the Taxpayer Identification Number of any or all Variable Insurance Product owner(s) and the amount, date, name of investment professional associated with the Variable Insurance Product owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Variable Insurance Product owner(s) in an Account investing in the Fund through an account maintained by the Company during the specific period covered by the request. Unless required by applicable law, rule or regulation, the Sponsor and the Fund agree not to use the information received under this Section for marketing or any other purpose not related to (i) limiting or reducing abusive trading in shares issued by the Fund or (ii) collecting purchase or redemption fees (if any).

(b)

The Company agrees that it will execute written instructions from the Sponsor on behalf of the Fund, including instructions to restrict or prohibit purchases or exchanges of Fund shares in specific accounts or by or on behalf of specific Variable Insurance Product owners identified by the Fund as having engaged in transactions in Fund shares that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value

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TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

of the outstanding securities issued by the Fund. Any such instructions by the Sponsor shall include the Taxpayer Identification Number or equivalent identifying number of the Variable Insurance Product owner(s) to which the instructions relate and the specific restriction(s) to be executed. The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.

4. A new Schedule C is hereby added to the Agreement in the form of Schedule C hereto.

5. Except as specifically modified herein, the Agreement remains in full force and effect.

6. This Amendment shall be governed by and its provisions will be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles thereof.

7. This Amendment and any attachment, exhibit or schedule hereunder may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any of the foregoing shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For purposes hereof, a facsimile copy of any of the foregoing, including the signature pages hereto, shall be deemed an original.

[Signature page to follow.]

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TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the date first written above.

VANGUARD VARIABLE INSURANCE FUND

/s/ Michael J. Drayo
By:	Michael J. Drayo
Title:	Assistant Secretary

THE VANGUARD GROUP, INC.

/s/ Matt Thomas
By:	Matt Thomas
Title:	FAS MFA Department Head

VANGUARD MARKETING CORPORATION

/s/ Matt Thomas
By:	Matt Thomas
Title:	FAS MFA Department Head

VANGUARD MARKETING CORPORATION

/s/ Matt Thomas
By:	Matt Thomas
Title:	FAS MFA Department Head

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

/s/ Eric Martin
By:	Eric Martin
Title:	VP

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TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

Schedule C

The terms of this Schedule C shall amend and modify the Agreement with respect only to the Accounts listed in Appendix C-A hereto.

1. The tenth WHEREAS clause of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Company has engaged Benefit Trust Company (“Benefit Trust”) to provide certain services, including without limitation, certain account administration and trade execution and settlement services, to the Company with respect to each Account listed in Appendix C-A ;”

2. The following is added to the recitals of the Agreement as new eleventh and twelfth WHEREAS clauses:

“WHEREAS, pursuant to the Company’s arrangement with Benefit Trust, the Company and Benefit Trust desire that the accounts held with the Sponsor reflecting the Accounts’ ownership of share of the Portfolios and the Accounts’ transactions involving such shares (such accounts held with the Sponsor, the “Vanguard Accounts”) be held in the name of the Company for the benefit of the Accounts, and not in the name of Benefit Trust; and

“WHEREAS, the Sponsor and Benefit Trust are parties to a Defined Contribution Clearance & Settlement Agreement dated as of January 22, 2007, as amended (the “Benefit Trust DCC&S Agreement”), which sets forth, among other things, certain operational and other provisions governing the purchase and redemption of shares of the Portfolios by Benefit Trust on behalf of the Accounts and related matters.”

3. Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule B hereto that each Account orders (including, without limitation, by means of an exchange), in accordance with this Agreement and, with respect to all orders received by the Fund from or through Benefit Trust (whether through the National Securities Clearing Corporation’s Fund/SERV system or NETWORKING system or by any other means permitted by the Sponsor with respect to such orders), the Benefit Trust DCC&S Agreement. If the Fund receives any orders for the purchase of shares of the Portfolios directly from the Company (i.e., such that the order is received by the Sponsor (on behalf of the Fund) directly from the Company and not from or through Benefit Trust) (any such order, a “Company Direct Purchase Order”), all such Company Direct Purchase Orders shall be processed in accordance with the provisions set forth in Section 1.14 below, notwithstanding any terms of the Benefit Trust DCC&S.”

Schedule C-1

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

4. Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Fund agrees to redeem for cash, on the Company’s (or Benefit Trust’s) request (including, without limitation, an exchange request), any full or fractional shares of the Portfolios held by an Account, in accordance with this Agreement and, with respect to all requests received by the Fund from or through Benefit Trust (whether through the National Securities Clearing Corporation’s Fund/SERV system or NETWORKING system or by any other means permitted by the Sponsor with respect to such requests), the Benefit Trust DCC&S Agreement. If the Fund receives any requests for the redemption of shares of the Portfolios directly from the Company (i.e., such that the request is received by the Sponsor (on behalf of the Fund) directly from the Company and not from or through Benefit Trust) (any such order, a “Company Direct Redemption Order” and, together with each Company Direct Purchase Order, a “Company Direct Order”), all such Company Direct Redemption Orders shall be processed in accordance with the provisions set forth in Section 1.14 below, notwithstanding any terms of the Benefit Trust DCC&S Agreement. The Fund reserves the right to suspend redemption privileges, delay delivery of redemption proceeds, or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.”

5. The following are added to the Agreement as new Sections 1.12, 1.13, and 1.14, respectively:

“1.12 The parties acknowledge that the Company will register (or will cause Benefit Trust to register) the Vanguard Accounts in the name of the Company for benefit of each Account.

1.13 Benefit Trust.

(a)

The Company acknowledges and agrees that Benefit Trust (and its Authorized Persons, as defined below)·shall be authorized, and is hereby authorized, to (i) transact (including, without limitation, giving instructions for the purchase, sale, exchange, and transfer of shares of the Portfolios), and submit other instructions with respect to, the Vanguard Account(s), including, without limitation, submitting instructions, information requests, transaction requests, and administrative requests (regardless of how received) with respect to each such Vanguard Account, (ii) open and register accounts in the Portfolios in connection with the Company and the Accounts, and (iii) sign any required documentation in connection with any of the foregoing, without any obligation on the part of the Sponsor, the Distributor or the Fund to confirm any such action with the Company, or to confirm that such action was at the direction of, or authorized by, the Company or any Account. Without limiting the foregoing, Benefit Trust shall be able to perform, with respect to the Vanguard Accounts, any activity permitted under the Benefit Trust DCC&S Agreement or that an intermediary is permitted to perform under the Sponsor’s then-current applicable policies and procedures. With respect to all requests and instructions (including, without limitation, any transaction instructions) believed by

Schedule C-2

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

the Sponsor to have been received by it from Benefit Trust or its Authorized Persons in connection with a Vanguard Account (regardless of how received), the Sponsor shall be authorized and entitled to rely and act upon such requests and instructions (and shall not be obligated to notify or consult the Company regarding such requests and instructions), and the Sponsor, the Distributor, and the Fund shall have no liability to the Company or the Accounts in connection with any actions taken in accordance with such requests and instructions. All orders, and any other transactions or other activity, received by the Sponsor through the National Securities Clearing Corporation’s Fund/SERV or NETWORKING systems in relation to the Vanguard Accounts shall be deemed to have been submitted to the Sponsor by Benefit Trust. The Company acknowledges that, pursuant to the Sponsor’s requirements, Benefit Trust will designate persons entitled to act on Benefit Trust’s behalf (such designated persons, Benefit Trust’s “Authorized Persons”).

(b)

The Company acknowledges that the Sponsor requires that any activities of Benefit Trust in connection with the Vanguard Accounts, including with respect to transactions by the Accounts involving shares of the Portfolios, be subject to an appropriate Defined Contribution Clearance & Settlement Agreement by and between the Sponsor and Benefit Trust, and that an appropriate Defined Contribution Clearance & Settlement Agreement must be and remain in effect in order for Benefit Trust to act on the Vanguard Accounts as contemplated under this Agreement. For the purposes of this Section 1.13(b), an “appropriate Defined Contribution Clearance & Settlement Agreement” shall mean a Defined Contribution Clearance & Settlement Agreement (and, if applicable, a NETWORKING Agreement) that the Sponsor, in its sole judgment, considers to be appropriate, complete, up to date, and relevant to the Vanguard Accounts. Without limiting any of the Sponsor’s or the Fund’s rights or remedies under this Agreement or otherwise, the Sponsor shall have the right, in its sole discretion, to take any such actions it deems necessary with respect to the Sponsor’s acceptance and processing of orders or other activity from Benefit Trust in connection with any Vanguard Accounts in existence on or after the date of execution of this Agreement (including, without limitation, interrupting, suspending or discontinuing such acceptance and processing), if at any time (x) an appropriate Defined Contribution Clearance & Settlement Agreement has not been entered into, or ceases to be in effect (whatever the reason), by and between the Sponsor and Benefit Trust, or (y) Benefit Trust fails to comply (or the Sponsor suspects that Benefit Trust is failing to comply) with its obligations under a Defined Contribution Clearance & Settlement Agreement then in effect between the Sponsor and Benefit Trust. To the extent practicable, the Sponsor will provide the Company with reasonable advance notice of its intent to take any such actions. The Sponsor shall have no obligation to enter into or to continue to maintain any intermediary trading relationship (including without limitation any Defined Contribution Clearance & Settlement Agreement) with Benefit Trust in connection with, or as a result of, this Agreement.

Schedule C-3

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

(c)

The Company acknowledges and agrees that the acceptance and processing of orders (and any corrections or adjustments thereto) involving shares of the Portfolios in connection with the Accounts, and any other instructions or activity related to the Vanguard Accounts, from or through Benefit Trust will be dependent upon and subject to Benefit Trust’s compliance with all applicable requirements and obligations under the Defined Contribution Clearance & Settlement Agreement then in effect by and between Benefit Trust and the Sponsor, and that neither the Sponsor, the Distributor, nor the Fund shall be responsible for any errors or failures by Benefit Trust in connection with any such orders, or for Benefit Trust’s failure to comply with any requirements or obligations under such agreement, or any actions taken by the Sponsor or the Fund as a result thereof.

1.14 Company Direct Orders.

(a)

The Company acknowledges that any Company Direct Orders will be required to be submitted manually (such as by telephone or through a written letter or form of instruction (if and as permitted by the Sponsor in accordance with its then-current policies and procedures) or, if and as applicable and available for the Vanguard Accounts in accordance with the Sponsor’s then-current policies and procedures, through the Sponsor’s institutional trading website), in accordance with, and subject to, the Sponsor’s then-current policies and ,procedures applicable to manual processing.

(b)

In the case of any Company Direct Order received by the Fund (i.e., by the Sponsor on behalf of the Fund) from the Company on any Business Day prior to the close of trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) (the “market close”), the order shall be accorded a trade date on the Fund’s accounting system that is the date of receipt of the order by the Fund. In the case of any such order received by the Fund from the Company on any Business Day after the market close, the order shall be accorded a trade date on the Fund’s accounting system that is the next Business Day. “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

(c)	All Company Direct Orders shall settle in accordance with the following provisions:

i.

Purchases. The Company shall pay for purchases of Fund shares by 4:00 p.m. Eastern time on the trade date. If the Company fails to pay for a purchase of Fund shares as required by this Section 1.14, then the Sponsor shall have no obligation to process the Company Direct Purchase Order.

ii.

Redemptions. The Sponsor shall pay the redemption proceeds for any Company Direct Redemption Order by 4:00 p.m. Eastern time on the Business Day following the trade date (T+1), subject to the provisions of this Agreement regarding delayed or in-kind settlement of redemptions.

Schedule C-4

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

iii.	Method of Payment. Payment shall be in federal funds transmitted by wire, unless otherwise agreed by the parties with respect to one or more Company Direct Orders.

(d)

The Company will notify the Sponsor by telephone on any Business Day, not later than one hour prior to Market Close on such Business Day, if the Company becomes aware that that day’s net Company Direct Purchase or net Company Direct Redemption Order, or any individual Company Direct Purchase or Company Direct Redemption Order, for a Portfolio is expected to equal or exceed the then-applicable “Large Transaction Amount” for the Portfolio. The Sponsor reserves the right to refuse any purchase order, or to delay settlement of or settle in kind any redemption order, which equals or exceeds the applicable Large Transaction Amount and which the Sponsor, in its sole discretion, deems disruptive or detrimental to the applicable Portfolio.”

6. Section 12.10 of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, Appendix C-A hereof may be amended by each party hereto signing such Appendix C-A, whereupon such amended Appendix C-A shall be the effective Appendix C-A and supersede and replace any prior versions thereof.”

Schedule C-5

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

Appendix C-A

BENEFIT TRUST COMPANY PLANS

Account	CUSIP	Master Account
88094192946	921925103	JAB5A
88094192946	921925202	JAB5A
88094192946	921925301	JAB5A
88094192946	921925400	JAB5A
88094192946	921925509	JAB5A
88094192946	921925608	JAB5A
88094192946	921925707	JAB5A
88094192946	921925806	JAB5A
88094192946	921925814	JAB5A
88094192946	921925822	JAB5A
88094192946	921925848	JAB5A
88094192946	921925855	JAB5A
88094192946	921925863	JAB5A
88094192946	921925871	JAB5A
88094192946	921925889	JAB5A

This Appendix C-A is updated and effective as of February 13, 2020, and replaces all prior versions of this Appendix C-A.

VANGUARD VARIABLE INSURANCE FUND

/s/ Michael J. Drayo
By:	Michael J. Drayo
Title:	Assistant Secretary

THE VANGUARD GROUP, INC.

Matt Thomas
By:	Matt Thomas
Title:	FAS MFA Department Head

Appendix C-A

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707

VANGUARD MARKETING CORPORATION

/s/ Matt Thomas
By:	Matt Thomas
Title:	FAS MFA Department Head

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

/s/ Eric Martin
By:	Eric Martin
Title:	VP

Appendix C-A

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AMENDMENT TO VVIF PA 0502707